Exhibit 99.1
PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
Supplemental Financial Information Issued for 2009-2010 Quarterly Periods reflecting Southern Flow as Discontinued Operation
($000’s except per share data, some rounding throughout)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2010	2010	2010	2010	2010
Revenue	20,460	29,733	26,316	21,005	97,514
Cost of sales	12,351	20,000	17,747	12,122	62,220

Gross Profit	8,109	9,733	8,569	8,883	35,294

Operating expenses
General and administrative	6,462	7,326	7,388	8,163	29,339
Selling, marketing, and service	1,046	1,348	1,383	1,377	5,154
Depreciation and amortization	584	671	756	743	2,754

Total operating expenses	8,092	9,345	9,527	10,283	37,247

Operating income (loss)	17	388	(958)	(1,400)	(1,953)

Other income (expense)
Equity income	1,030	807	598	747	3,182
Management fees	154	142	136	151	583
Interest income and other income	30	23	24	22	99
Interest expense	(141)	(139)	(177)	(162)	(619)

Income (loss) before income taxes	1,090	1,221	(377)	(642)	1,292
Income tax benefit (provision)	(205)	(228)	(42)	(51)	(526)

Net income (loss) from continuing operations	885	993	(419)	(693)	766

Discontinued operations — income from operations (net of tax)	519	291	777	956	2,543
Discontinued operations — gain on sale (net of tax)	0	0	0	0	0

Net income (loss)	1,404	1,284	358	263	3,309
Net income attributable to noncontrolling interest	(187)	40	132	168	153

Net income (loss) attributable to PowerSecure International, Inc.	1,217	1,324	490	431	3,462

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	698	1,033	(287)	(525)	919
Income from discontinued operations (net of tax)	519	291	777	956	2,543

Net income (loss) attributable to PowerSecure International, Inc.	1,217	1,324	490	431	3,462

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.04	0.06	(0.01)	(0.03)	0.05

Diluted	0.04	0.06	(0.01)	(0.03)	0.05

Discontinued Operations
Basic	0.03	0.01	0.04	0.05	0.14

Diluted	0.03	0.01	0.04	0.05	0.14

Net Income
Basic	0.07	0.07	0.03	0.02	0.19

Diluted	0.07	0.07	0.03	0.02	0.19

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,237	17,933	18,640	18,701	18,133

Diluted	17,692	18,566	18,640	18,701	18,603

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
Supplemental Financial Information Issued for 2009-2010 Quarterly Periods reflecting Southern Flow as Discontinued Operation
($000’s except per share data, some rounding throughout)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009
Revenue	15,215	20,671	23,579	25,961	85,426
Cost of sales	10,441	13,629	14,316	15,845	54,231

Gross Profit	4,774	7,042	9,263	10,116	31,195

Operating expenses
General and administrative	5,525	5,572	5,945	7,127	24,169
Selling, marketing, and service	826	957	982	1,162	3,927
Depreciation and amortization	481	497	583	583	2,144

Total operating expenses	6,832	7,026	7,510	8,872	30,240

Operating income (loss)	(2,058)	16	1,753	1,244	955

Other income (expense)
Equity income	477	401	429	860	2,167
Management fees	105	98	106	138	447
Interest income and other income	52	39	36	34	161
Interest expense	(174)	(145)	(144)	(144)	(607)

Income (loss) before income taxes	(1,598)	409	2,180	2,132	3,123
Income tax benefit (provision)	0	(2)	(407)	78	(331)

Net income (loss) from continuing operations	(1,598)	407	1,773	2,210	2,792

Discontinued operations — income from operations (net of tax)	496	610	430	(23)	1,513
Discontinued operations — gain on sale (net of tax)	0	0	0	0	0

Net income (loss)	(1,102)	1,017	2,203	2,187	4,305
Net income attributable to noncontrolling interest	(34)	(331)	(549)	(598)	(1,512)

Net income (loss) attributable to PowerSecure International, Inc.	(1,136)	686	1,654	1,589	2,793

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	(1,632)	76	1,224	1,612	1,280
Income from discontinued operations (net of tax)	496	610	430	(23)	1,513

Net income (loss) attributable to PowerSecure International, Inc.	(1,136)	686	1,654	1,589	2,793

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	(0.10)	0.00	0.07	0.09	0.07

Diluted	(0.10)	0.00	0.07	0.09	0.07

Discontinued Operations
Basic	0.03	0.04	0.03	0.00	0.09

Diluted	0.03	0.04	0.02	0.00	0.09

Net Income
Basic	(0.07)	0.04	0.10	0.09	0.16

Diluted	(0.07)	0.04	0.09	0.09	0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,095	17,159	17,218	17,232	17,177

Diluted	17,095	17,159	17,467	17,701	17,343